Exhibit J

EXECUTION COPY

AMENDMENT TO
ESCROW AGREEMENT

This Amendment (this “Amendment”) dated as of September 21, 2007, to the Escrow Agreement (the “Agreement”) dated as of September 18, 2007, by and among Universal American Financial Corp., a New York corporation (“Parent”), MH Acquisition I Corp., a Delaware corporation and wholly owned subsidiary of Parent, MH Acquisition II LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, MHRx LLC, a Delaware limited liability company (“MHRx”), MemberHealth, Inc., an Ohio corporation and wholly owned subsidiary of MHRx, Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership, as the “Shareholder Representative” referred to in the Merger Agreement, Lee-Universal Holdings, LLC, Welsh, Carson, Anderson & Stowe X, L.P., Union Square Universal Partners, L.P., Perry Partners, L.P., Perry Partners International, Inc., Perry Private Opportunities Fund, L.P. and Perry Private Opportunities Offshore Fund, L.P., Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”) for itself and certain other lenders under the Credit Agreement dated as of September 18, 2007, among Parent, the Administrative Agent and the other lenders and agents from time to time party thereto, and The Bank of New York, a New York banking corporation, as escrow agent.

WHEREAS, on September 18, 2007, the parties entered into the Agreement; and

WHEREAS, the parties have agreed to amend the definition of the “Escrow Release Date” under the Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.  Definitions.   Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

2.  Amendment.  The first paragraph of Section 5(a) of the Agreement is amended in its entirety to read as follows:

“(a)  On October 15, 2007, or on an earlier date which is specified in a certificate signed by each of Parent and MHRx (the “Escrow Release Certificate”) and is received by the Escrow Agent prior to October 15, 2007, the Escrow Agent will promptly deliver and release the Escrow Items as follows (the date of the following distributions shall be known as the “Escrow Release Date”); provided, however, that any Escrow Release Certificate delivered to the Escrow Agent must be delivered by 5:00 PM (New York City time) at least one day prior to any proposed Escrow Release Date occurring earlier than October 15, 2007, provided, further, that notwithstanding anything herein, if any proposed Escrow Release Date is prior to October 1, 2007, the Escrow Agent shall not deliver and shall not release the Escrow Items and the Escrow Release Date shall not occur unless Parent shall have delivered to the Closing Room executed original certificates, dated as of or prior to the proposed Escrow Release Date, representing the Escrow Shares, which Escrow Shares shall be distributed to the SPA Investors, MHRx (which shall further distribute such shares to its members) and The Bank of New York (as applicable), in each case, subject to no additional conditions and as if the Escrow Agent were distributing such Escrow Shares pursuant to the Agreement:”

3.  Miscellaneous.

(a)  Effect on Agreement.  Except as amended by this Amendment, the Agreement shall remain in full force and effect.  After the date of this Amendment, every reference in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

(b)  Governing Law.  This Amendment, and all claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

(c)  Counterparts.  This Amendment may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which will be deemed an original for all purposes and all of which together will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by electronic means, such as facsimile or portable document format, shall be as effective as delivery of a manually executed counterpart of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

THE ESCROW AGENT:	THE BANK OF NEW YORK

	By:	/s/ Thomas Hacker
Name: Thomas Hacker
Title: Vice President

UNIVERSAL AMERICAN FINANCIAL CORP.

By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein
Title: Chief Financial Officer

WELSH, CARSON, ANDERSON & STOWE IX, L.P., as Shareholder Representative

By:	WCAS IX ASSOCIATES LLC, its General Partner

By:	/s/ Sean M. Traynor
Name: Sean M. Traynor
Title: Managing Member

MH ACQUISITION I CORP.

By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein
Title: Executive Vice President and
Chief Financial Officer

MH ACQUISITION II LLC

By:	/s/ Robert A. Waegelein
Name: Robert A. Waegelein
Title: President

MEMBERHEALTH, INC.

By:	/s/ David Azzolina
Name: David Azzolina
Title: Chief Financial Officer

MHRx LLC

By:	/s/ Sean M. Traynor
Name: Sean M. Traynor
Title: Authorized Representative

LEE-UNIVERSAL HOLDINGS, LLC

By:	/s/ Joseph B. Rotberg
Name: Joseph B. Rotberg
Title: CFO

WELSH, CARSON, ANDERSON & STOWE, X L.P.

By:	WCAS X ASSOCIATES LLC, its General Partner

By:	/s/ Sean M. Traynor
Name: Sean M. Traynor
Title: Managing Member

UNION SQUARE UNIVERSAL PARTNERS, L.P.

By:	Union Square Universal GP, LLC, its General Partner

By:	/s/ Craig Fisher
Name: Craig Fisher
Title: Authorized Signatory

PERRY PARTNERS, L.P.,

By:	Perry Corp., its General Partner

By:	/s/ Michael C. Neus
Name: Michael C. Neus
Title: General Counsel

PERRY PARTNERS INTERNATIONAL, INC.

By:	Perry Corp., its Investment Manager

By:	/s/ Michael C. Neus
Name: Michael C. Neus
Title: General Counsel

PERRY PRIVATE OPPORTUNITIES OFFSHORE FUND, L.P.

By:	PERRY PRIVATE OPPORTUNITIES OFFSHORE FUND (CAYMAN) GP, L.L.C., its General Partner

By:	PERRY CORP., its Managing Member

By:	/s/ Michael C. Neus
Name: Michael C. Neus
Title: General Counsel

PERRY PRIVATE OPPORTUNITIES FUND, L.P.

By:	PERRY PRIVATE OPPORTUNITIES FUND GP, L.L.C., its General Partner,

By:	PERRY CORP., its Managing Member

By:	/s/ Michael C. Neus
Name: Michael C. Neus
Title: General Counsel

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President